EXHIBIT 5.1

[Orrick, Herrington & Sutcliffe LLP Letterhead]

April 14, 2006

Caterpillar Financial Funding Corporation

4040 South Eastern Avenue, Suite 344

Las Vegas, Nevada 89119

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, as filed by Caterpillar Financial Funding Corporation, a Nevada corporation (the “Registrant”), with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Asset Backed Notes (the “Notes”). The Notes are issuable in series (each, a “Series”). The Notes of each Series will be issued by a separate trust to be formed by the Registrant (each, an “Issuing Entity”) pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the “Issuing Documentation”). The Notes of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to the Notes of such Series.

We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others; and (f) that, as to each party (other than the Registrant) to an indenture, each indenture has been duly authorized, executed, authenticated (as applicable) and delivered by such party.

Based on such examination, we are of the opinion that when the issuance of each Series of Notes has been duly authorized by appropriate corporate action and the Notes of such Series have been duly executed, authenticated and delivered in accordance with the related indenture and against payment therefor as described in the Registration Statement, any amendment thereto, the prospectus, prospectus supplement and the Issuing Documentation relating to such Series, the Notes of such Series will be legally issued and entitled to the benefits of the related

Caterpillar Financial Funding Corporation

April 14, 2006

indenture and will constitute valid and binding obligations of the related Issuing Entity, enforceable against such Issuing Entity in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The foregoing opinion is limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. Further, we express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or as to any matters arising thereunder or relating thereto.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are “experts”, within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP